CynergisTek Reports Third Quarter 2021 Financial Results

Austin, Texas – (November 11, 2021) – CynergisTek, Inc. (NYSE AMERICAN: CTEK) (the “Company” or “CynergisTek”), a leader in cybersecurity, privacy, and compliance, today announced financial results for the three and nine months ended September 30, 2021.

Q3 2021 Operational Highlights

•Bookings for the quarter up 16% from prior year and 24% year to date.

•17 new customers added during the quarter.

•After a Q3 raise of $1.4 million Company suspended and is in the process of terminating the ATM equity distribution agreement in light of progress with recent post-pandemic growth initiatives.

“It has been a busy few months since my return with the roll out of our Resilience Partner Program that added six new multiyear clients, including two outside of the healthcare industry.  Our consulting service has seen recent growth in our technical testing, certification, and privacy services with 200% growth in the number of contracts year-over-year and our best quarter this year in adding new customers with a total of 17,” said Mac McMillan, President and CEO of CynergisTek.

“The need for our core products and services is bigger now than it has ever been.  The Healthcare Task Force has said that healthcare cybersecurity is in critical condition. Nearly 90% of hospitals are reporting major breaches and the average cost of a breach has risen to over $9 million. On top of that, cyber insurers are making it harder to get covered, making building resilience in these organizations more important than ever.”

For the Three Months Ended September 30, 2021, as Compared to the Three Months Ended September 30, 2020

Revenue was $3.8 million for the three months ended September 30, 2021, as compared to $4.5 million for the same period in 2020. Managed Services revenue decreased for the three months ended September 30, 2021, by $0.5 million to $2.2 million, due to the impact of the pandemic and some short-term delays in beginning work at a couple recently signed contracts. Consulting and professional services revenue was $1.6 million for the three months ended September 30, 2021, as compared to $1.8 million for the same period in 2020, due to underperformance in our Backbone business unit, which we expect to recover in Q4 2021 and in to 2022.

Gross margin was 48% of revenue due in part to the positive impact of the Employee Retention Tax Credit. Excluding the Employee Retention Tax Credit, gross margin was 35% for the three months ended September 30, 2021, comparable to the same period in 2020.

SG&A expenses increased for the three months ended September 30, 2021, by $0.9 million to $3.7 million, as compared to the same period in 2020, primarily due to severance costs associated with the departure of our former CEO.

GAAP net income for the three months ended September 30, 2021, was $1.2 million, or $0.10 per basic and diluted share, as compared to a net loss of $1.3 million, or $0.12 per basic and diluted share, for the same period of 2020. This includes income of $2.9 million from the forgiveness of the full principal balance and related interest of the PPP Loan.

Non-GAAP adjusted EBITDA loss was $0.6 million for the three months ended September 30, 2021, compared to a loss of $0.8 million for the same period in 2020.

The reconciliation of GAAP to non-GAAP information can be found in the table at the end of this release, which provides the details of CynergisTek’s non-GAAP disclosures and the reconciliation of non-GAAP information.

Use of Non-GAAP Measures

CynergisTek, Inc. (“CynergisTek” or the “Company”) prepares its consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly-used “EBITDA.” In addition to adjusting net income (loss) to exclude income taxes, interest, depreciation, and amortization, Adjusted EBITDA also excludes share-based compensation, impairment charges, fair value adjustments, severance, and other cash and non-cash charges and gains.

Adjusted EBITDA is not a measure of performance as defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers, and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA should not be considered as an alternative to loss-from-continuing-operations or net-cash-used-in-operating-activities as measures of operating results or liquidity. The Company’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are (i) it does not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) it does not reflect the impact of earnings or charges resulting from matters the Company considers not to be indicative of its ongoing operations, and (vii) other companies in the same industry may calculate this measure differently than the Company does, limiting its usefulness as a comparative measure.

Management believes Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). Management also presents Adjusted EBITDA because (i) management believes this measure is frequently used by securities analysts, investors and other interested parties to evaluate companies in the same industry, (ii) management believes investors will find this measure useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses Adjusted EBITDA internally as a benchmark to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

Conference Call Information

Date: Thursday November 11, 2021
Time: 4:30 pm ET / 1:30 pm PT
U.S.: 1-866-269-4260
International: 786-204-3977
Conference ID: 8966580
Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1510488&tp_key=2205529a4d

A replay of the call will be available from Thursday November 11, 2021, 7:30 PM ET to Thursday November 18, 2021, 11:59 PM ET. To access the replay, please dial 1-844-512-2921 from the U.S. and 1-412-317-6671 from outside the U.S. The PIN is 8966580.

About CynergisTek, Inc.

CynergisTek is a top-ranked cybersecurity consulting firm helping organizations in highly-regulated industries, including those in healthcare, government, and finance navigate emerging security and privacy issues. CynergisTek combines intelligence, expertise, and a distinct methodology to validate a company's security posture and ensure the team is rehearsed, prepared, and resilient against threats. Since 2004, CynergisTek has been dedicated to hiring and retaining experts who bring real-life experience and hold advanced certifications to support and educate the industry by contributing to relevant industry associations. For more information, visit www.cynergistek.com or follow us on Twitter or Linkedin.

Cautionary Note Regarding Forward Looking Statements

This release contains certain forward-looking statements relating to the business of CynergisTek.  These forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “would,” “could,” “intends,” “may,” “will,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including but not limited to uncertainties relating to product/services development; long and uncertain sales cycles; the ability to obtain or maintain proprietary intellectual property protection; future capital requirements; competition from other providers; the ability of the Company’s vendors to continue supplying the Company with supplies and services at comparable terms and prices; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; potential risks and uncertainties relating to the existing and ultimate impact of COVID-19, including the geographic spread, the severity of the virus, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets, and other factors that may cause actual results to be materially different from those described

herein as anticipated, believed, estimated or expected.   Certain of these risks and uncertainties are or will be described in greater detail in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov.  Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, including its impact on the healthcare industry. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. CynergisTek is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Bryan Flynn
(512) 402-8550 x7
InvestorRelations@cynergistek.com

Media Contact:

Allison + Partners

Jaime Tero

(415) 755-8639

jaime.tero@allisonpr.com

CYNERGISTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021 (unaudited)	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$ 5,088,141	$ 5,613,654
Accounts receivable, net of allowance for doubtful accounts	1,773,227	2,063,136
Unbilled services	648,968	566,713
Prepaid and other current assets	1,392,791	2,032,420
Income taxes receivable	1,845,502	1,680,866
Total current assets	10,748,629	11,956,789

Property and equipment, net	283,966	541,525
Deposits	34,310	64,586
Deferred income taxes	6,003,866	4,959,125
Intangible assets, net	5,042,021	6,063,617
Goodwill	8,394,483	8,394,483
Total assets	$ 30,507,275	$ 31,980,125
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 766,006	$ 1,326,919
Accrued compensation and benefits	1,153,093	814,830
Deferred revenue	1,671,922	1,265,864
Current portion of earnout liability	200,000	562,500
Current portion of promissory note to related party	281,250	562,500
Current portion of operating lease liability	84,009	252,398
Total current liabilities	4,156,280	4,222,511

Long-term liabilities:
Earnout liability, less current portion	50,000	1,300,000
Promissory note to related party, less current portion	-	140,625
Paycheck Protection Program loan	-	2,825,500
Operating lease liability, less current portion	-	40,031
Total long-term liabilities	50,000	4,306,156

Commitments and contingencies
Stockholders’ equity:
Common stock, par value at $0.001, 33,333,333 shares authorized, 12,882,997 shares issued and outstanding at September 30, 2021, and 12,024,967 shares issued and outstanding at December 31, 2020	12,883	12,024
Additional paid-in capital	41,154,149	38,564,520
Accumulated deficit	(14,866,037)	(15,125,086)
Total stockholders’ equity	26,300,995	23,451,458
Total liabilities and stockholders’ equity	$ 30,507,275	$ 31,980,125

CYNERGISTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenues	$ 3,825,679	$ 4,502,909	$ 11,874,343	$ 14,176,307
Cost of revenues	1,972,545	2,909,788	6,146,436	9,679,816
Gross profit	1,853,134	1,593,121	5,727,907	4,496,491

Operating expenses:
Sales and marketing	1,092,906	1,325,965	3,547,525	4,490,797
General and administrative	2,646,064	1,480,597	5,793,316	5,381,929
Change in valuation of contingent earnout	250,000	-	(1,050,000)	-
Depreciation	48,383	48,296	144,265	141,668
Amortization of acquisition-related intangibles	340,539	416,191	1,021,596	1,248,574
Finance cost for equity commitment	-	-	-	390,000
Total operating expenses	4,377,892	3,271,049	9,456,702	11,652,968
Loss from operations	(2,524,758)	(1,677,928)	(3,728,795)	(7,156,477)

Other income (expense):
Gain on forgiveness of PPP loan and other income and expense	2,843,254	-	2,843,266	-
Interest income	-	1,867	-	9,545
Interest expense	(9,982)	(26,046)	(47,322)	(77,654)
Total other income (expense)	2,833,272	(24,179)	2,795,944	(68,109)

Income (loss) before provision for income taxes	308,514	(1,702,107)	(932,851)	(7,224,586)
Income tax benefit	911,900	425,708	1,191,900	1,642,902
Net income (loss)	1,220,414	(1,276,399)	259,049	(5,581,684)
Deemed dividends from warrant anti-dilution provisions	(8,343)	-	(14,177)	-
Net income (loss) attributable to common shareholders	$ 1,212,071	($1,276,399)	$ 244,872	($5,581,684)

Net income (loss) per share:
Basic	$ 0.10	($0.12)	$ 0.02	($0.53)
Diluted	$ 0.10	($0.12)	$ 0.02	($0.53)

Number of weighted average shares outstanding:
Basic	12,141,088	10,597,024	12,101,466	10,486,334
Diluted	12,610,443	10,597,024	12,573,978	10,486,334

CYNERGISTEK, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO NON-GAAP ADJUSTED EBITDA (UNAUDITED)

	Three Months Ended September 30,
	2021	2020
GAAP loss from operations	$ (2,525,000)	$ (1,678,000)
Adjustments:
Stock based compensation	672,000	378,000
Change in valuation of contingent earnout	250,000	-
Non-recurring severance, restructuring and legal costs	587,000	79,000
Depreciation	48,000	48,000
Amortization of acquisition-related intangibles	341,000	416,000
Non-GAAP adjusted EBITDA	$ (627,000)	$ (757,000)

Non-GAAP adjusted EBITDA per share:
Basic	$ (0.05)	$ (0.07)
Diluted	$ (0.05)	$ (0.07)